SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                   ---------



                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934




        Date of Report (Date of earliest event reported): July 10, 2000




                             HRPT PROPERTIES TRUST
               (Exact name of registrant as specified in charter)



          Maryland                      1-9317                  04-6558834
(State or other jurisdiction          (Commission            (I.R.S. employer
     of incorporation)                file number)        identification number)




 400 Centre Street, Newton, Massachusetts                           02458
 (Address of principal executive offices)                         (Zip code)

        Registrant's telephone number, including area code: 617-332-3990

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CERTAIN IMPORTANT FACTORS

This current report contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements appear in a number of places in this current report and include references to the future business activities and prospects of Senior Housing Properties Trust (SNH), a minority owned former subsidiary of HRPT Properties Trust (HRPT), to a possible disposition by HRPT of its ownership in SNH, as well as references to possible property sales or joint venture proceeds which might be realized by HRPT, to future possible capital gains, and to the security and amounts of future dividends. These forward looking statements are not guaranteed. They are based upon HRPT's present expectations and assumptions. These expectations and assumptions involve risks and uncertainties, some of which may be beyond HRPT's control. For example, HRPT may be unable to sell properties or enter joint ventures on acceptable terms, other parties to sales contracts may withdraw or default, HRPT may or may not repurchase any shares or HRPT may be unable to maintain its tenant occupancies or lease rents. Investors are cautioned not to place undue reliance upon forward looking statements as events described or implied in such statements may not occur.

THE THIRD AMENDMENT AND RESTATEMENT OF DECLARATION OF TRUST OF THE COMPANY, DATED JULY 1, 1994 A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO (THE "DECLARATION"), IS DULY FILED IN THE OFFICE OF THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDES THAT THE NAME "HRPT PROPERTIES TRUST" REFERS TO THE TRUSTEES UNDER THE DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF THE TRUST SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, THE TRUST. ALL PERSONS DEALING WITH THE TRUST, IN ANY WAY, SHALL LOOK TO THE ASSETS OF THE TRUST FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

Item 5. Other Events.

(a) New Dividend Rate.

         On July 11, 2000, HRPT Properties Trust (the "Company" or "HRPT") announced its new dividend rate of $0.20 per share per quarter (representing an annualized rate of $0.80 per share). The quarterly dividend declared on that date will be paid to shareholders of record at the close of business on July 26, 2000, and is expected to be distributed on or about August 25, 2000. The new rate represents a reduction from the dividend rate previously paid by the Company of $0.32 per share per quarter (representing an annualized rate of $1.28 per share).


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         In  connection  with  the  Company's  announcement,   John  A.  Mannix,
President of HRPT, issued the following  statement:

                  "The previous dividend rate was set in 1999 when HRPT distributed to shareholders a majority interest in its subsidiary Senior Housing Properties Trust (NYSE:SNH) which owns nursing homes and other senior living properties. Two nursing home company tenants of SNH which were responsible for about half of SNH rents filed for bankruptcy in early 2000, and, in April 2000, the dividends which HRPT received from its retained minority interest in SNH were reduced by over $15 million per year.

                  "HRPT continues to believe that its retained ownership of SNH represents a potentially valuable asset. However, we recognize that SNH faces material business challenges in the short term. SNH expects to assume operating responsibility for over 50 nursing homes and it is unclear how successful those future operations may be. It may be appropriate for HRPT to dispose of its investment in SNH in the future. In these circumstances, the new HRPT dividend rate announced today has been established by HRPT's Board at a level which the Board believes may be sustained without dependence upon future dividends from SNH.

                  "The new dividend may be adjusted in the future because of REIT tax considerations or otherwise, especially if currently planned property sales produce significant capital gains. Nonetheless, HRPT's Board determined to adopt what it believes is a conservative dividend pay out percentage of cash flow at least until the future direction of SNH is clarified and the results of HRPT's current property sales efforts are known."

(b) Status of Business Initiatives.

         As previously  reported,  in December 1999 the Company  announced that:

         * The Company had decided to explore the possible sales of up to ten of its office properties from which the Company then expected to realized aggregate proceeds of approximately $150 to $160 million.

         * The Company had commenced discussions, which were in preliminary stages, regarding two separate joint ventures in which part interests in some of its larger properties may be sold to investors. If those joint ventures were successfully concluded, the Company stated that based on the preliminary discussions it expected to realize aggregate net proceeds of between $200 million and $400 million.


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         *        The  Company's  Board of Trustees  had  authorized a share buy back program for up to ten percent of its fully diluted common shares outstanding, or approximately 14 million common shares. Under that program, if commenced, shares would be purchased in
                  open   market   transactions   or  in   privately   negotiated
                  transactions   during  the   calendar   year  2000  at  prices
                  acceptable to the Company in its discretion. The Company stated that it did not intend to increase debt leverage to purchase shares, but, instead, intended to use proceeds of
                  asset  sales  or  joint  ventures,   if  any,  to  fund  share
                  purchases.

         * That if the above described dispositions do occur, the Company expected to use the net proceeds to prepay debt, to selectively purchase new investments and to fund the share buy back program.

         The Company has announced the following progress report of this business plan:

                  "HRPT has either sold or entered contracts or letters of intent to sell properties for a total of $72 million. We are actively marketing several additional properties for sale. At this time, we expect that property sales totaling at least the $150-160 million projected last December will be concluded before the end of 2000.

                  "We pointed out last December that finding a joint investor who shares HRPT's business philosophy of investing for long term income with a conservative debt structure might not be easy. We continue to have discussions with possible investors. Frankly, however, at this time, we do not know if these efforts will be successfully concluded during the current year.

                  "HRPT has not purchased any new properties during the first six months of 2000. In light of the rising interest rate environment we have decided that repaying debt should have a priority call on available cash. HRPT has not purchased any shares under the previously authorized share buy back program. Our Board determined to leave in effect the current authorization for a share buy back program so that it may be implemented depending upon the timing and amounts of property sales or joint venture proceeds, and upon market conditions. However, at this time, HRPT does not expect that the full authorization of up to 14 million shares or any preset amount of share buy backs will be completed during 2000."

         As noted in the Company's previous report, there is no assurance that asset sales or joint ventures will occur or, if they occur, when or at what price and on what terms they will occur.



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(c) Redemption of Remarketed Reset Notes.

         On July 10, 2000, the Company completed its optional redemption of all of its outstanding Remarketed Reset Notes due July 9, 2007. At the time of the redemption, $222.5 million of those notes were outstanding and bore interest at a rate, which was subject to periodic resets, at a spread over LIBOR (effective rate of 7.52% per annum immediately prior to the redemption date). The redemption price was 100% of the principal amount of the notes redeemed, plus accrued and unpaid interest to the redemption date. The redemption was funded with a drawing under the Company's $500 million bank revolving credit facility, which matures in April 2002. Drawings under the credit facility currently bear interest at a spread over LIBOR. At July 14, 2000, the credit facility had an outstanding balance of $391 million and an effective interest rate on outstanding loans of 7.40% per annum.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        HRPT PROPERTIES TRUST


                                        By: /s/ John Popeo
                                            John Popeo
                                            Treasurer and Chief
                                               Financial Officer

Date:  July 18, 2000